Execution Copy

                                    AMENDMENT NO. 1 dated as of March 14, 2003 to the U.S. Commercialization Agreement dated as of April 26, 2002 between Genta Incorporated ("Genta") and Aventis Pharmaceuticals Inc. ("Aventis") (as the same may be amended, supplemented or otherwise modified, the "U.S.
                                    Commercialization Agreement").

                             INTRODUCTORY STATEMENT

            Reference is made to that certain U.S. Commercialization Agreement dated as of April 26, 2002 between Genta and Aventis concerning the development and commercialization of products containing or comprising an antisense compound known as G3139 (also known as oblimersen sodium).

            In order to facilitate its performance of its obligations under the U.S. Commercialization Agreement, Genta has requested and Aventis has agreed that Aventis establish a secured revolving line of credit pursuant to which Aventis would make advances to Genta from time to time in an aggregate principal amount, together with all accrued and unpaid interest, not to exceed $40,000,000 at any one time outstanding.

            Accordingly, Genta and Aventis have agreed to amend the U.S. Commercialization Agreement, all on the terms and subject to the conditions hereinafter set forth.

            Therefore, the parties hereto hereby agree as follows:

            Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the U.S. Commercialization Agreement.

            Section 2. Amendments to the U.S. Commercialization Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the U.S. Commercialization Agreement is hereby amended as of the Effective Date (as hereinafter defined) as follows:

            (A) Section 1 of the U.S. Commercialization Agreement is hereby amended by adding the following definitions in the appropriate alphabetical sequence:

            "Accrued Amount" shall mean, as of any relevant period of time, all accrued Development Costs owing from Aventis to Genta for the immediately preceding three full calendar months, net of any amounts owing from Genta to Aventis for such three month period.

            "Advance" shall have the meaning given such term in Section 19.1 hereof.

            "Advance Default" shall have the meaning given such term in Section
19.8 hereof.

            "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of the United States or foreign governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

            "Borrowing Base" shall mean, at any date for which the amount thereof is to be determined, an amount equal to the aggregate of (i) (*) of the Accrued Amount plus (ii) the Over Advance Amount.

            "Borrowing Base Report" shall be as defined in Section 19.1(g) hereof.

            "Borrowing Certificate" shall be as defined in Section 19.6 hereof.

            "Borrowing Request Date" shall mean the date on which Genta delivers to Aventis the notice required by Section 19.1(c).

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are permitted to close in the States of New York and New Jersey.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Collateral" shall have the meaning given such term in the Security Agreement.

            "Commitment" shall mean the commitment of Aventis to make Advances to Genta from the Closing Date through the Commitment Termination Date in a principal amount and together with all accrued and unpaid interest thereon, in the aggregate, at any one time outstanding not to exceed $40,000,000.

            "Commitment Termination Date" shall mean the earliest to occur of:
(i) the receipt of NDA Approval for the Product, (ii) the giving of notice by either Genta or Aventis of the termination of this Agreement in accordance with
Section 15 hereof, (iii) the giving of notice by Genta of the termination of the Commitment, (iv) the termination of the Commitment pursuant to Section 19.8 hereof, (v) an event shall occur which would have a material adverse effect on the ability of Genta to perform its respective obligations hereunder or under the Security Agreement, as determined by Aventis in its reasonable good faith judgement, and (vi) December 31, 2004.

            "Development Cost Report" shall be as defined in Section 19.1(g) hereof.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "Global Supply Agreement" shall mean the Global Supply Agreement dated as of April 26, 2002 among Genta, Aventis and Aventis Ireland Limited (formerly Garliston Limited).

            "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.


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

            (*)

            "Maturity Date" shall mean the date that is the earlier of: (i) acceleration of the Advances upon the occurrence of an Advance Default, or (ii) six months after any other event that constitutes a Commitment Termination Date.

            "Maximum Advance" shall mean at any time for which it is to be determined, the lesser of the Commitment or the Borrowing Base.

            "Over Advance Amount" shall mean an amount, determined by Aventis in its reasonable good faith discretion from time to time but no less frequently than once at the beginning of each Calendar Quarter, which represents the sum of (*). Notwithstanding the foregoing, if an event occurs that is reasonably expected to cause a material change in the Over Advance Amount as most recently determined by Aventis, then Genta may propose and Aventis shall consider in good faith a change to the Over Advance Amount.

            "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

            (*)

            "Security Agreement" shall mean the security agreement between Genta and Aventis dated as of the date of this Amendment No. 1 to the U.S. Commercialization Agreement and attached hereto as Exhibit A.

            (B) Section 6.2.1 of the U.S. Commercialization Agreement is hereby amended by (i) deleting Section 6.2.1(A) in its entirety, (ii) deleting Section
6.2.2 in its entirety and (iii) changing the number "35 million" appearing in
Section 6.2.1(B) to "75 million".

            (C) Section 6.2.3 of the U.S. Commercialization Agreement is hereby amended by deleting the words "and the same indication may trigger the milestone payment under Event A (*) and any other Event" appearing in the last sentence thereof.

            (D) For purposes of clarification, the Parties agree that (*).

            (E) A new Article 19 entitled "Advances to Genta" is hereby added to the U.S. Commercialization Agreement to read as follows:

ARTICLE 19 ADVANCES TO GENTA

            SECTION 19.1 Advances.

            (a) Aventis agrees, upon the terms and subject to the conditions hereinafter set forth, to make advances (the "Advances") to Genta in a given month on any Business Day following the determination of the Borrowing Base for such month pursuant to Section 19.1(g), and from time to time from the Effective Date to and including the Commitment Termination Date, each in an amount which when added to the aggregate principal amount of all Advances


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

then outstanding and all accrued and unpaid interest thereon owed by Genta to Aventis does not exceed the Maximum Advance. For purposes of clarification, no Advance shall be made in a given month until the Borrowing Base for such month has been determined in accordance with Section 19.1(g). Following the determination of the Borrowing Base for such month, Genta may request Advances on any Business Day for the remainder of such month, not to exceed the Maximum Advance.

            (b) Following the determination of the Borrowing Base for a given month, Advances shall be made at such time as Genta shall request and subject to the conditions herein set forth, Genta may borrow, repay and reborrow amounts constituting the Commitment.

            (c) Genta shall give Aventis prior written, telecopier or telephonic (promptly confirmed in writing) notice of each request for an Advance hereunder which notice shall be addressed to (*) at 400 Somerset Corporate, Mail Code SC4 525A, Bridgewater, NJ 08807-0912, facsimile no.: (*), telephone no.: (*) with a copy to (*) at 200 Crossing Blvd, PO Box 6890, Mail Code BX2 709B, Bridgewater, NJ 08807-6908, facsimile no.: (*), telephone no.: (*). Such notice shall be irrevocable and to be effective, must be received by Aventis not later than 2:00 p.m., New York City time, on the fifth (5th) Business Day preceding the date on which such Advance is to be made. Such notice shall specify (A) the amount of the proposed Advance and (B) the date thereof (which shall be a Business Day).

            (d) Each Advance requested by Genta shall be as specified on the applicable Borrowing Certificate delivered to Aventis in connection with such Advance and shall be in a minimum amount of $5,000,000 (or such lesser amount as shall equal the available but unused Commitment).

            (e) All outstanding Advances shall be payable in full on the Maturity Date, subject to mandatory prepayment as provided in Section 19.3 hereof and acceleration as provided in Article 19.8 hereof.

            (f) From and after the Commitment Termination Date all payments otherwise due to Genta from Aventis, including without limitation, any milestone payments due under Section 6.2, shall be retained by Aventis and applied against any outstanding Advances until repaid in full unless Genta provides cash collateral in an amount equal to the outstanding Advances or other substitute collateral which Aventis determines at such time in its sole discretion to be satisfactory.

            (g) Within five (5) Business Days from the beginning of each calendar month, Genta shall provide to Aventis the amount of accrued Development Costs owing from Aventis to Genta, together with such documentation as reasonably requested by Aventis in order to verify such Development Costs (the "Development Cost Report"). Aventis acknowledges that such documentation may not include all information customarily submitted by Genta with its quarterly invoices. Within two (2) Business Days following receipt of the Development Cost Report, Aventis shall determine the Borrowing Base in its reasonable good faith discretion and provide Genta written notification thereof, together with a report indicating how the Borrowing Base was calculated (the "Borrowing Base Report"). Following the determination of the Borrowing Base


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

for any particular month, upon any changes to the applicable Over Advance Amount as determined by Aventis in its reasonable good faith discretion, Aventis shall provide to Genta a revised Borrowing Base Report reflecting a revised Borrowing Base, and such revised Borrowing Base shall thereafter be the Borrowing Base until subsequently revised as set forth herein or until a Borrowing Base is determined for the next succeeding month. Based on receiving cooperation from Genta, Aventis shall use good faith efforts to determine the Borrowing Base for March 2003 by March 20, 2003.

            SECTION 19.2 Interest.

            (a) Interest shall accrue at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (*) per annum, compounded quarterly, and shall be due and payable in one lump sum on the Maturity Date.

            (b) Interest in respect of any Advance hereunder shall accrue from and including the date of such Advance to but excluding the date on which such Advance is paid, such that interest on any Advance which is prepaid in part or in full in accordance with Section 19.3 hereof shall cease to accrue as it relates to such part of the Advance as was prepaid on the date on which such prepayment is made; provided, however, that interest shall continue to accrue on
(i) any portion of the Advance that was not prepaid and (ii) the balance of any accrued but unpaid interest related to such prepaid Advance.

            (c) Anything in this Agreement to the contrary notwithstanding, the interest rate on the Advances shall in no event be in excess of the maximum permitted by Applicable Law.

            SECTION 19.3 Prepayments.

            (a) Genta shall have the right at its option at any time and from time to time to prepay any Advance, in each case in whole or in part, upon at least three (3) Business Days' prior written, telecopier or telephonic (promptly confirmed in writing) notice to Aventis; provided, however, that, if Genta elects to prepay any Advance in part, each such partial prepayment shall be in the minimum amount of $1,000,000, or in the amount of the outstanding principal amount of Advances made to Genta, together with all accrued and unpaid interest thereon. Each notice of prepayment shall specify the prepayment date, and the principal amount thereof, shall be irrevocable and shall commit Genta to prepay Advances in the amount and on the date stated therein.

            (b) If at any time the aggregate principal amount of the Advances outstanding together with all accrued and unpaid interest thereon shall exceed the Maximum Advance, (i) Genta shall prepay Advances within 30 days to the extent necessary to eliminate such excess and (ii) all payments otherwise due to Genta from Aventis hereunder may, at Aventis' sole discretion, be retained by Aventis and applied against the outstanding Advances until the aggregate principal amount of the Advances outstanding , together with all accrued and unpaid interest thereon are less than the Maximum Advance.


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

            SECTION 19.4 Default Interest.

            So long as an Advance Default shall have occurred and be continuing (after, as well as before judgement), any amounts due hereunder, including without limitation, any unpaid Advances or any accrued and unpaid interest thereon, shall thereafter bear interest and be payable on demand at a rate equal to the (*) per annum, compounded quarterly.

            SECTION 19.5 Manner of Payments.

            All payments by Genta hereunder shall be made without offset or counterclaim in Dollars in Federal or other immediately available funds to such account as Aventis may designate in writing, no later than 12:00 noon, New York City time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day. All payments on account of the Advances shall be applied first to payment of all fees and expenses, including collection costs, due to Aventis hereunder or under the Security Agreement, next toward payment of interest due on the unpaid principal balance hereof, and the remainder, if any, to the principal due hereunder.

            SECTION 19.6 Conditions Precedent to Each Advance.

            The obligation of Aventis to make each Advance is subject to the following conditions precedent:

            (a) Notice. Aventis shall have received a notice with respect to such borrowing as required by Section 19.1 hereof.

            (b) Representations and Warranties. The representations and warranties set forth in Article 17 hereof and in the Security Agreement (each as supplemented or qualified on or prior to the date by written information communicated by Genta to Aventis) shall be true and correct in all material respects on and as of the date of each borrowing hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

            (c) No Advance Default. On the date of the making of each Advance hereunder, Genta shall be in compliance with all of the terms and provisions set forth herein and in the Security Agreement on their part to be observed or performed, and no Advance Default shall have occurred and be continuing, nor shall any Advance Default occur by reason of the making of such Advance.

            (d) Borrowing Certificate. On the date of the making of each Advance hereunder, Aventis shall have received a borrowing certificate, substantially in the form of Exhibit B to the First Amendment to the U.S. Commercialization Agreement, executed by those Persons contemplated by such Exhibit B. Any such certificate shall be referred to herein as a "Borrowing Certificate".


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

            (e) Additional Documents. Aventis shall have received from Genta on the date of each borrowing such documents and information as it may reasonably request relating to the satisfaction of the conditions in this Section 19.6.

Each borrowing shall be deemed to be a representation and warranty by Genta on the date of such borrowing as to the matters specified in paragraphs (b) and (c) of this Section 19.6.

            SECTION 19.7 Covenants of Genta Relating to the Advance.

            Genta covenants and agrees that until payment in full of the principal of and interest on the Advances, it will:

            (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises, and comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority, except to the extent that any such failure to act or comply would not result in a material adverse effect on Genta's property, assets, liabilities, business or operations. Notwithstanding the foregoing, nothing contained in this
Section 19.7(a) shall limit or otherwise modify any other covenants or agreements of Genta set forth in any other provisions in this Agreement;

            (b) At least 30 days before the beginning of each Calendar Quarter, deliver to Aventis a report showing in reasonable detail Genta's expected Development Costs next two Calendar Quarters which report shall be in a form reasonably acceptable to Aventis;

            (c) Within 5 Business Days after the beginning of each calendar month, deliver to Aventis the Development Cost Report.

            (d) Not incur, create, assume or suffer to exist any lien on the Collateral except for Permitted Liens (as such term is defined in the Security Agreement); and

            (d) Not change its state of incorporation unless (i) it provides Aventis 45 days' prior written notice of its intention to do so and provides Aventis with any other information in connection therewith as Aventis may request and (ii) it shall have taken all actions reasonably requested by Aventis to maintain the security interests granted to Aventis under the Security Agreement.

            SECTION 19.8 Advance Default.

            In the case of the happening and during the continuance of any of the following events (herein called "Advance Default"):

            (a) Genta shall have materially breached any of its representations or warranties hereunder, under the Security Agreement, under the Ex-U.S. Commercialization Agreement or under the Global Supply Agreement;


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

            (b) Genta shall have materially breached or defaulted in the performance of any of its covenants or agreements hereunder, under the Security Agreement, under the Ex-U.S. Commercialization Agreement or under the Global Supply Agreement;

            (c) default shall be made in the payment of principal of the Advances or of interest on the Advances as and when due and payable;

            (d) default in payment shall be made with respect to any indebtedness of Genta in excess of (*), when due, or in the performance of any other obligation incurred in connection with any indebtedness of Genta in excess of (*), if the effect of such default is to accelerate the maturity of such indebtedness, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto. For purposes of this Section 19.8(d), the term "indebtedness" shall mean: (i) all obligations for borrowed money, (ii) all amounts evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of goods, property or services, including trade payables (except to the extent any amount owing in connection with a trade payable is being diligently contested in good faith and reasonable reserves related thereto have been established), (iv) all obligations secured by a lien on assets, (v) capital lease obligations, or (vi) all other indebtedness which would be included as a liability in a balance sheet in accordance with generally accepted accounting principles;

            (e) Genta shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or Genta shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or Genta shall take any action to authorize or in contemplation of any of the foregoing;

            (f) any involuntary case, proceeding or other action against Genta shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

            (g) final judgment(s) for the payment of money in excess of (*) (which judgment(s) is not covered by insurance) shall be rendered against Genta and within sixty (60) days from the entry of such judgment shall not have been discharged or stayed pending appeal or


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

shall not have been discharged within sixty (60) days from the entry of a final order of affirmance on appeal;

            (h) (*) or

            (j) Genta shall have repudiated its obligations thereunder;

then, in every such event and at any time thereafter during the continuance of such event, Aventis may take either or both of the following actions, at the same or different times: terminate forthwith the Commitment and/or declare the principal of and the interest on the Advances and all other amounts payable hereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement to the contrary notwithstanding; provided that with respect to any event referenced in Section 19.8(b) above that by its nature is capable of cure, Genta shall have 30 days to cure such event after delivery of written notice by Aventis of such event, and until such 30 days have elapsed such event shall not constitute an Advance Default. Such remedies shall be in addition to any other remedy available to Aventis pursuant to Applicable Law or otherwise.

            SECTION 19.9 Additional Remedies Upon An Advance Default.

            Notwithstanding anything to the contrary in the Global Supply Agreement, upon the occurrence of an Advance Default, in addition to the other remedies herein set forth or available to Aventis pursuant to Applicable Law or otherwise, Aventis may, in its sole discretion, issue a firm purchase order for Finished Product, Bulk Drug Product and/or API (as each such term is defined in the Global Supply Agreement) in a quantity equal to the lesser of (i) the amount of inventory of Finished Product, Bulk Drug Product or API, as applicable, owned by Genta and (ii) the quantity valued at an amount equal to any outstanding Advances hereunder plus any accrued and unpaid interest; provided that such Finished Product, Bulk Drug Product and/or API shall be valued for purposes hereof in accordance with the terms of the Global Supply Agreement and shall be deemed to satisfy any such Advance (plus interest) with respect to such value.

            Section 3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date on which all such conditions have been satisfied being herein called the "Effective Date"):

                  (a) Aventis shall have received with respect to Genta:

                        (i) a copy of Genta's certificate of incorporation,
            certified as of a recent date by the Secretary of State of Delaware;

                        (ii) a certificate of the Secretary of State of
            Delaware, dated as of a recent date as to the good standing of, and payment of taxes by, Genta, which certificate lists the charter documents on file in the office of such Secretary of State;


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

                        (iii) a certificate dated as of a recent date as to the
            good standing of Genta, issued by the Secretary of State of each jurisdiction in which Genta is qualified as a foreign corporation;

                        (iv) a certificate of the Secretary of Genta dated the
            date of the initial Advance and certifying (A) that attached thereto is a true and complete copy of the By-Laws of Genta as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of Genta authorizing the borrowings hereunder and the execution, delivery and performance in accordance with their terms of this U.S. Commercialization Agreement and the Security Agreement and any other documents required or contemplated hereunder or thereunder to which Genta is a party, (C) that attached thereto is a true and complete copy of the Certificate of Incorporation of Genta and that the Certificate of Incorporation of Genta has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above except to the extent specified in such Secretary's Certificate and (D) as to the incumbency and specimen signature of each officer of Genta executing this U.S. Commercialization Agreement and the Security Agreement or any other document delivered by Genta in connection herewith or therewith (such certificate to contain a certification by another officer of Genta as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv));

                        (v) such additional supporting documents as Aventis or
            its counsel may reasonably request;

            (b) Aventis shall have received a fully executed Security Agreement;

            (c) Aventis shall have received the favorable written opinion, dated the date of the first Advance hereunder, addressed to Aventis of Wilson Sonsini Goodrich & Rosati, PC, counsel to Genta, in form and substance satisfactory to Aventis; and

            (d) the receipt by Aventis of counterparts of this Amendment which, when taken together, bear the signatures of Aventis and Genta.

            Section 4. Representations and Warranties. Genta represents and warrants that:

            (a) after giving effect to this Amendment, the representations and warranties contained in the U.S. Commercialization Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

            (b) after giving effect to this Amendment, no Advance Default will have occurred and be continuing on and as of the date hereof.


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

            Section 5. Further Assurances. At any time and from time to time, upon Aventis's request and at the sole expense of Genta, Genta will promptly and duly execute and deliver any and all further instruments and documents and take such further action as Aventis reasonably deems necessary to effect the purposes of this Amendment.

            Section 6. Full Force and Effect. Except as expressly amended hereby, the U.S. Commercialization Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the U.S. Commercialization Agreement, the terms "Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the U.S. Commercialization Agreement as amended by this Amendment.

            Section 7. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            Section 8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

            Section 9. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.


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

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

                                                GENTA INCORPORATED

                                                By______________________________
                                                    Name:
                                                    Title:


                                                AVENTIS PHARMACEUTICALS INC.

                                                By______________________________
                                                    Name:
                                                    Title:


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

                                   Exhibit A

                               Security Agreement

                                    Exhibit B

                              Borrowing Certificate

                          FORM OF BORROWING CERTIFICATE

      The undersigned HEREBY CERTIFIES with respect to the Advances to be made on the date indicated below pursuant to the U.S. Commercialization Agreement dated as of April 26, 2002 between Genta Incorporated ("Genta") and Aventis Pharmaceuticals Inc. ("Aventis") as amended by Amendment No. 1 dated as of March 14, 2003 (as the same may be further amended, supplemented or otherwise modified, the "U.S. Commercialization Agreement; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the U.S. Commercialization Agreement) that:

            (a) the representations and warranties contained in Article 17 of the U.S. Commercialization Agreement and in the Security Agreement (each as supplemented or qualified on or prior to the date hereof by written information communicated by Genta to Aventis) are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date;

            (b) no default or Advance Default has occurred or is continuing, nor shall any such default or Advance Default occur by reason of the making of the Advance requested herein;

            (c) Genta requests an Advance on the terms and conditions as stated in the U.S. Commercialization Agreement:

                  (i) the requested Business Day of the Advance is ____________;

                  (ii) the amount of the requested Advance is $________________;

            (d) The undersigned has no reason to believe that the lesser of the Borrowing Base if currently computed and the Commitment would be less than the sum of the outstanding principal amount of all Advances plus all accrued interest thereon owed by Genta to Aventis under the U.S. Commercialization Agreement (after giving effect to the Advance requested hereby).

      IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this ____ day of ________, _____.

                                                  GENTA INCORPORATED.


                                                  By____________________________
                                                    Name:
                                                    Title: